Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

General Mills, Inc.:

We consent to the incorporation by reference in the Registration Statements (Nos. 333-75808, 333-102675, and 333-116779) on Form S-3 and Registration Statements (Nos. 2-13460, 2-53523, 2-95574, 33-27628, 33-32059, 33-50337, 33-62729, 333-13089, 333-32509, 333-65311, 333-65313, 333-90010, 333-90012, 333-102695, 333-109050 and 333-131195) on Form S-8 of General Mills, Inc. of our report dated July 27, 2006, except for the effects of the reclassifications described in Note 1 as to which the date is January 16, 2007, relating to the consolidated balance sheets of General Mills, Inc. and subsidiaries as of May 28, 2006 and May 29, 2005 and the related consolidated statements of earnings, stockholders’ equity and comprehensive income, cash flows, and the financial statement schedule for each of the fiscal years in the three-year period ended May 28, 2006 and our report dated July 27, 2006, except as to the second and third paragraphs of Management’s Report on Internal Control over Financial Reporting (as restated) which are as of January 5, 2007, relating to the effectiveness of internal control over financial reporting as of May 28, 2006 which reports are included in the Form 8-K of General Mills, Inc. filed on January 16, 2007.

Our report dated July 27, 2006, except for the effects of the reclassifications described in Note 1, as to which the date is January 16, 2007, refers to a change in the method of accounting for the classification of shipping costs in the consolidated statements of earnings.

Our report dated July 27, 2006, except as to the second and third paragraphs of Management’s Report on Internal Control over Financial Reporting (as restated) which are as of January 5, 2007, on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of May 28, 2006, expresses our opinion that General Mills, Inc. and subsidiaries did not maintain effective internal control over financial reporting as of May 28, 2006 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that the Company’s policies and procedures requiring an annual impairment assessment of goodwill and other indefinite-lived intangible assets on a combined basis were ineffective for the separate annual impairment assessment of its brand intangibles, as required by Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets.

/s/   KPMG LLP

Minneapolis, Minnesota

January 16, 2007